Exhibit 32

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350
AS ADDED BY SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Frankfort First Bancorp, Inc. (the “small business issuer”) on Form 10-QSB for the quarter ended December 31, 2004 (the “Report”) the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer as of and for the period covered by the Report.

/s/ DON D JENNINGS

Don Jennings
President and Chief Executive Officer

/s/ R. CLAY HULETTE

R. Clay Hulette
Vice President and Chief Financial Officer

Date: February 11, 2005